Transformed and Ready to Grow August 2014 Exhibit 99.1

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company's 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company's stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT
(INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY
AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company's proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company's website at
http://investors.bobevans.com/sec.cfm.
This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

Non-GAAP Financial Measures
The Company uses non-GAAP financial measures within this presentation. These financial measures are used by management to monitor and evaluate the ongoing performance of the Company. The Company believes that the additional measures are useful to investors for financial analysis. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Appendix to this presentation.

I. Introduction – The Fundamental Choice
II. The Transformation of Bob Evans
III. Our Value Creation and Growth Plan – Prudent, Responsible and Focused
IV. Sandell’s Demands – Short-Sighted, Unsustainable and Not in the Best
Interests of All Stockholders
V. Our Leadership – Independent, Highly Qualified and Open-Minded
VI. Conclusion – Bob Evans: The Clear Choice
Appendix

I. Introduction – The Fundamental Choice

Executive Summary: Consider the Facts

The Bob Evans Board believes that:
o
We have transformed the business while returning over $800 million to shareholders since FY07 (including over $250 million in FY14)
o
We have a clear plan for continued, sustainable value creation as we emerge from this investment and transformation phase
o
Sandell’s “plan” of financial engineering has shifted a number of times since he entered the stock last year
o
Sandell’s agenda is not in the best interests of the Company or its stockholders; it is a misleading attempt to generate short-sighted profit with no guarantees
o
Bob Evans’ current leadership is the right team to lead the Company and maximize stockholder value
Our proposed Board structure would result in an open-minded Board with diverse, relevant perspectives and a range of tenure and would include two Sandell nominees
Vote for Bob Evans’ Nominees on the WHITE Card

Proactive Evaluation of the Business
As part of its commitment to drive stockholder value, the Bob Evans Board employs a rigorous and disciplined process to continually review its business and either grow, fix or exit assets

Bob Evans Restaurants (e.g., Farm Fresh Refresh, carryout
growth, new units and Bob Evans Express)
Bob Evans Foods (e.g., increased retail accounts & SKUs,
acquisition of Kettle Creations)
GROW
Elimination of Bob Evans Foods co-packer model to vertical integration
Sausage optimization
Transportation consolidation
Plant closures/consolidations
FIX
Closed or disposed of over $125 million of assets since
FY06 (e.g., Mimi’s Café)
Selected restaurant closures
Elimination of Direct Store Delivery asset intensive model
EXIT

The Fundamental Choice

Continue to drive profitable growth of existing
businesses
Continue to employ balanced approach to
investment and return of meaningful capital to
stockholders
Regularly and proactively review strategy;
continually engage with stockholders
Sustainable, Disciplined,
Responsible, Open-Minded
Divest Bob Evans Foods now, before reaping
benefits of our transformational investments
Sell real estate, losing strategic control of assets
while burdening Bob Evans with significant and
escalating annual rents and increased leverage
Rapidly effect large leveraged share repurchase
Unsustainable,
Not in the Best Interest of All
Stockholders
The Board structure proposed by Bob Evans would result in a fully independent Board, except for the CEO; a majority of the independent directors would be new to the Board since 2012; and 5 of 11 independent directors would be new to the Board this year, including two Sandell nominees
The 2014 annual meeting presents stockholders with a fundamental choice between what we believe to be two very different approaches:

II. The Transformation of Bob Evans

BOB EVANS RESTAURANTS

Bob Evans

BEF FOODS, INC.

Bob Evans
Owens
NEW!
Bob Evans
Bob Evans
Bob Evans
Bob Evans
Bob Evans
Bob Evans
Bob Evans
Bob Evans
Owens

Bob Evans
FARMS®

Our Vision 10 Make Our REGIONAL BRANDS Powerful NATIONAL BRANDS

Bob Evans

Bob Evans
RESTAURANT
BEF foods

Bob Evans

Bob Evans
FARMS®

Overview: Regional Brands, National Potential

Leading full-service Midwest-based restaurant
chain
561 restaurants, 19 states
Quality, home-style food and friendly service
All three day parts served (32% Breakfast, 38%
Lunch, 30% Dinner)
13% of sales are off-premise
Adjusted EBITDA (FY14): $106mm
FY14 AUV of $1.71mm
Vertically integrated side dish and sausage
manufacturing
Refrigerated side dishes
Breakfast convenience items (refrigerated and
frozen)
Pork sausage
Distributed through retail, BER restaurants and
external food service
Adjusted EBITDA (FY14): $28mm
Founded in 1948
Ticker: BOBE
Market capitalization: ~$1.1bn
Two synergistic business segments
Bob Evans Restaurants (“BER”) Bob Evans Foods (“BEF”)
Rev:
$957mm
(72%)
Rev:
$372mm
(28%)

- WIN **TOGETHER** AS A TEAM
- CONSISTENTLY **DRIVE SALES** GROWTH
- IMPROVE **MARGINS** WITH AN EYE ON CUSTOMERS
- BE THE BEST AT **OPERATIONS** EXECUTION
- INCREASE **RETURNS** ON INVESTED CAPITAL

Bob Evans FARMS®

Our Guiding Principles 12

A Track Record of Balanced Capital Allocation
Fiscal 2013 Fiscal 2014 Fiscal 2007-2012
FY15 Capex expected to
be $85 to $90 million, in-
line with historical average
Bob Evans has returned meaningful capital to stockholders in a prudent, consistent fashion
Debt Repayment
Capex
Share Repurchases
Dividends
Acquisition
Over $800 million returned
to stockholders through
share repurchases and
dividends since FY07
$52M
$30M
$118M
$63M
$191M
$225M
$339M
$485M
$167M
$
$130M

101% 5-Year Increase
(quarterly dividend raised to $0.31 as of August 19, 2013/$1.24 annually)

Over $625 million of Stock Repurchased Since 2007
($225 million in FY14)

Bob Evans FARMS®

Track Record of Meaningful Dividends and
Share Repurchase
Trailing 12-month yield
(8/8/14):
BOBE: 2.6%
S&P 500: 1.9%
36,484
33,315
30,744
30,890
30,422
29,925
28,488
26,704
FY 2007 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014
$0.54
$0.56
$0.60
$0.68
$0.78
$0.95
$1.075
$1.205
FY 2007 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014
Annual Dividend Per Share has Doubled Since FY08
Weighted Average Diluted Shares Decreased by 27% since FY07 (000’s)

Bob Evans
BREAKFAST·LUNCH·DINNER

Bob Evans express
BE
express

8
11
39
2
16
60
191
7
3
21
31
17
23
28
3
7
2
4
48

Bob Evans FARMS®

BER: Remodeled and Ready to Grow

Recently completed Farm Fresh Refresh
o
First comprehensive remodeling program in brand
history
o
76% maintenance capex and 24% growth capex
o
Refreshed restaurants have consistently
outperformed non-refreshed restaurants
We are confident BER has exciting growth potential:
o
New sales layer growth (e.g., carryout, Broasted
platform and five-dollar soups to go)
o
Leveraging our regional strength to catalyze new
unit growth
o
Developing the compelling new Bob Evans Express
("BEX") license/franchise format
Farm Fresh Refresh Transformation
Exciting New Restaurant Design
Compelling New BEX Growth Format
Restaurant Locations as of 4/25/14

The Company recently completed a multi-year renovation program of all its units
Farm Fresh Stores – Incremental SSS
(Year-One Stores vs. Non-Refreshed Stores)
Farm Fresh Refresh Driving Sales
Dining Room &
Lobby
Restrooms
Bakery,
Catering &
Carryout
Exterior,
Signage,
& Landscaping
CapEx Summary
(76% maintenance capital, 24% growth capital)
Average Capital Investment per
Remodeled Restaurant: ~$225K
(1) Nation’s Restaurant News, Consumer Picks, March 24, 2014.
44%
10%
22%
4.3%
4.8%
2.6%
3.6%
4.5%
4.0%
2.2%
2.8%
2.7%
3.4%
3.6%
FY12
Q1
FY12
Q2
FY12
Q3
FY12
Q4
FY13
Q1
FY13
Q2
FY13
Q3
FY13
Q4
FY14
Q1
FY14
Q2
FY14
Q3
24%
Refreshed stores consistently outperformed the non-refreshed stores over the last three years
According to WD Partners and Nation’s Restaurant News, Bob Evans has made significant progress in areas of food quality, value, service, menu variety and atmosphere, and took top position in the “cleanliness” category
1

Industry Traffic has Been Soft Across Dayparts
and Segments, Particularly in Midscale
Source: CREST® AMJ ’14, The NPD Group, Inc..
Distribution of Traffic and Trend by Segment and Daypart – Qtr. Ending June ‘14
-4%
Morning Meal
YoY
-4%
-5%
-1%
-4%
-1%
-1%
+3%
Lunch
Supper
Late Night
YoY   YoY
NA
NA NA
NA
23%
25%
4%
33%
35%
33%
26%
38%
59%
18%
2%
4%
QSR
Midscale Casual Dining
BER is considered Midscale
according to the NPD Group

NEW! Broasted Chicken
3-COURSE DINNER

Bob Evans
SMOKEHOUSE FLAVORS
3-COURSE DINNER

CREATE YOUR OWN
3-COURSE DINNER

$8.99
PICK-THREE LUNCH COMBO
$7.99
IT'S BACK!

$6.99
NEW STRAWBERRY SUPREME SWEET & STACKED HOTCAKES
Bob Evans

Bob Evans
BIG FARM BURGERS

Bob Evans FAMILY MEALS TO GO!
NEW! BROASTED Chicken
19.99

SOUP OF THE SUMMER
TOMATO BASIL
$5 TO GO!

Bob Evans
CATERING
1-877-BOB-EVANS
BREAKFAST, LUNCH, AND DINNER

Bakery

Carry Out

Bob Evans FARMS®

Leveraging a Remodeled Base: Product and Operational Innovation to
Drive Positive Same-Store Sales in FY'15 and Beyond

Menu Innovation
New Sales Layers
Carryout
Catering
Operational Innovation
Labor Management Carryout Service
Enhancements
New Kitchen
Technology &
Equipment
Objectives:
Bakery
All Initiatives
Rigorously Tested
KDS (kitchen
displays)
Clamshell grill
Broaster
Batch holding
Drive traffic
Increase avg. check
Leverage off-premise
Enhance margins

Farm Fresh Refresh Will Catalyze Further Growth
in Carryout Sales
Off-Premise Sales Mix and Growth % by Year
Family Meals to Go
Bakery
Catering/Carryout
Carryout sales have demonstrated consistent growth trajectory since 2006
+8.6%
+5.3%
+8.5%
+3.9%
+0.6%
+15.4%
+12.9%
+7.9%
+2.4%
6.5%
7.0%
7.5%
8.0%
8.5%
9.0%
9.5%
10.0%
10.5%
11.0%
11.5%
12.0%
12.5%
2006 2007 2008 2009 2010 2011 2012 2013 2014
Off-Premise Sales Mix
Growth % by Year
As a result of FFR, 100%
of BER units now have
carryout capabilities

Broasted Chicken has Reversed Dinner and Lunch
Sales and Traffic Declines in its Test Markets
Change in Same-Store Sales Since Mid-March Launch of Broasted in Cincinnati
Total sales improvement
vs. the balance is +2.65%
Broasted chicken is now the number one top seller in its test markets and already accounts for 12% of sales mix
(as compared to the previous top seller Rise-and-Shine which accounts for 7% of sales)
1.20%
2.58%
5.72%
3.29%
2.52%
0.55%
-0.92%
0.64%
-2.00%
-1.00%
0.00%
1.00%
2.00%
3.00%
4.00%
5.00%
6.00%
7.00%
Breakfast Lunch Dinner Total
Cincinnati Test Restaurants (32)
BER Stores Excl. Cincinnati Test Restaurants (529)
Bob Evans menu is subject to continuous consumer testing, review and revision with particular focus on increasing differentiation across users and platforms

Broasted Chicken is Fueling Incremental
Carryout Sales in its Test Markets
Broasted meals accounted for 56% of carryout sales increase
Cincinnati D.M.A. (April 17
th
– July 27
th
)
1
Broasted accounts for
~$227K or 56% of total
increase in carryout sales
(1) Media launch began in April 17 th , 2014
Dine-In Sales $122,526
Carryout Sales 407,710
Total $530,236
Sales
Variance  ($)
% of
Total
23%
77%

BEF: Restructured and Ready to Grow

Restructured to streamline and focus on more
profitable businesses
100% vertically integrated cost structure with
Kettle Creations acquisition
Mitigated over $66mm in sow cost inflation
since 2009
Four key lines of business
o
Refrigerated Sides (41% of sales)
o
Food Service (26%)
o
Sausage (24%)
o
Frozen/Other (9%)
Broad customer base
Sold at 30,000+ retail locations
Distributed in 50 states and Mexico
Number of Retail Stores Average SKUs Per Store
Distribution Presence
* Subsequently reduced SKU count & improved overall profitability
Bob Evans Growth Opportunity Markets
Bob Evans Core Markets
11.6
11.3
17.0
2010* 2014 2018 (Goal)
28,407
31,687
40,000
2010 2014 2018 (Goal)

The Run-Up in FY14 Sow Costs Made it Difficult
to Guide Our Profit Forecasts

The increase of sow costs, largely driven by unforeseen PED virus outbreaks, has been the main reason we have reduced our guidance
Note:  USDA data reflects top of trading range
$65-$70/cwt
(issued 8/19/13)
$60-$65/cwt
(issued 6/4/13)
$72-$77/cwt
(issued 1/21/14)
BOBE
Guidance
USDA
Cost
Bob Evans
Cost
There is no effective sow cost hedging mechanism in the U.S.
$88-$90/cwt
(issued 7/8/14)
$55.50
$61.57
$71.27
$79.14
$74.49
$78.42
$72.68
$73.93
$69.90
$63.46
$76.10
$88.02
$95.17
$84.39 $84.44
$58.94
$66.13
$75.35
$84.93
$77.96
$85.59
$75.62
$76.58
$74.50
$67.32
$80.44
$93.39
$101.16
$89.02
$89.18
$50.00
$55.00
$60.00
$65.00
$75.00
$80.00
$85.00
$90.00
$95.00
$100.00
$105.00
May
FY' 14
Jun
FY' 14
Jul
FY' 14
Aug
FY' 14
Sep
FY' 14
Oct
FY' 14
Nov
FY' 14
Dec
FY' 14
Jan
FY' 14
Feb
FY' 14
Mar
FY' 14
Apr
FY' 14
May
FY' 15
Jun
FY' 15
Jul
FY' 15
$70.00

Bob Evans
RESTAURANT
BEF foods, inc.

Bob Evans FARMS

Significant Intersegment Synergies
Brand and Advertising Synergies (e.g., TV, Print and In-Store)
Product Innovation Between BEF and BER (e.g., Mashed Potatoes)
Supply Chain Savings by Joint Procurement (e.g., Poultry)
Brand Credibility Leads to External Food Service Expansion
Margin Enhancement at BER and BEF as a Result of G&A Leverage
Restaurant Operational Efficiencies via In-Sourcing Strategy
We believe that the combination of BER and BEF offers
significant intersegment synergies, including:

Consistently outperformed Sandell peers and performed generally in-line with proxy peers

Bob Evans FARMS®

Consistent Value Creation

Source: FactSet as of 8/8/14.
Note:     Appointment of Steve Davis as CEO announced on 5/2/06.
Since Steve Davis was hired as CEO in May 2006, Bob Evans has consistently outperformed
Sandell’s designated Family and Casual Dining Peers and performed generally in-line with
Bob Evans’ proxy peers, until Fall of 2013
Sandell Family
& Casual
Dining Peers:
+76%
+102%
Proxy Peers:
+136%
Record sow costs and
unusually severe Midwest snow
storms impacted Q3 & Q4 EPS
October 2013
(100%)
(50%)
0%
50%
100%
150%
200%
Sandell Family & Casual
Dining Peers
Proxy Peers
May-06 Feb-07 Dec-07 Oct-08 Aug-09 Jun-10 Apr-11 Feb-12 Dec-12 Oct-13 Aug-14

Sandell Manipulates the Data to Try to Justify His
Flawed Agenda

Sandell has repeatedly shifted his “peer group” to blatantly exclude underperforming peers
o
Sandell’s three presentations – filed with the SEC on September 24, 2013, December 9, 2013 and April 24, 2014 – compare Bob Evans’
stock performance against three different, cherry-picked peer groups
1
In Sandell’s July 2014 presentation, Sandell omits Denny’s, DineEquity and Ruby Tuesday’s from his latest set of Bob Evans’ peers. A reasonable list of family and casual dining peers would be expected to include each of these three companies
o
Indeed, Sandell’s December 2013 presentation stated that Denny’s and DineEquity are two of Bob Evans’ “more relevant family dining peers”
The fact remains that – whether these three missing peers are included in the Sandell-constructed peer group or excluded – Bob Evans has consistently outperformed Sandell’s selected peer group since Steve Davis became CEO in May 2006 through August 8, 2014
Source: FactSet as of 8/8/14.
(1) Sandell’s presentations, filed on Schedule 14A with the SEC on September 24, 2013, December 9, 2013 and April 24, 2014, compare the Company’s stock performance against as few as three and as many as eight different companies, and each of the following has been both excluded at least once and included at least once: BJRI, BLMN, CAKE, DENN, DIN, DRI, EAT, RRGB, TXRH.
Sandell Family & Casual
Dining Peers: +76%
Proxy Peers: +136%
Sandell Peer Group Plus
DENN, DIN and RT: +60%
Sandell’s ever-shifting economic demands and curiously “evolving” peer groups aside, Bob Evans is focused on enhancing performance and executing on our value-creating initiatives under the leadership of an independent, open-minded and refreshed Board
+102%
Proxy Peers
Sandell Family & Casual Dining
Peers
Sandell Peer Group Plus
DENN, DIN and RT
(100%)
(50%)
0%
50%
100%
150%
200%
May-06 Dec-07 Aug-09 Apr-11 Dec-12 Aug-14

May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14

Bob Evans FARMS®

Record Sow Costs and Severe Weather Have Been the Primary
Factors Adversely Impacting Our Stock Price Since Last Fall

Since hitting nearly $60/share, the Company’s stock has been adversely impacted by both severe weather and record sow costs
FY14 FY15
Source: FactSet, USDA data.
May-14: Sow costs hit
record highs;
increased by ~50%
since Feb-14
$40.00
$50.00
$60.00
$70.00
$80.00
$90.00
$100.00
$/CWT
Sow Costs Stock Price
$42.00
$44.00
$46.00
$48.00
$50.00
$52.00
$54.00
$56.00
$58.00
$60.00
Stock Price
$40.00
Unusually severe winter
weather disproportionately
impacted BER
Dramatic rise in sow costs
to record levels

Setting the Record Straight: Total Shareholder
Return

Sandell’s Misleading Claims/
Overstated Criticisms
1
The Facts
Sandell claims that Bob Evans’
stockholders have “suffered
years of woeful under-
performance”
Sandell’s own analysis illustrates that the Company outperformed the S&P 500 by over 10% over the last 10 years and performed generally in-line with his “Family and Casual Dining” peers (Bob
Evans meaningfully outperformed RRGB & CAKE, performed in-line with BJRI & EAT and underperformed DRI & CBRL) over the same time period
In fact, Sandell’s own relative performance graphs for each of the 1-year, 3-year, 5-year and 10-year periods illustrate that Bob Evans performed generally in-line with Sandell’s peer set until late 2013
Sandell claims that Bob Evans’
“exposure to the weather was not
unique”
Bob Evans has the most Midwest exposure of any sizable family or casual dining chain
Analysts appreciate this fact: “CBRL only has ~21% of units in Midwest, vs. ~61% for BOBE, who revealed stores outside the Midwest had positive comps (e.g. Florida).” – Oppenheimer, January
22, 2014
Sandell claims that the Company
“cherry-picked” dates to measure
shareholder return
Measuring performance since Steve Davis began as CEO in May 2006 is the most relevant time period to evaluate the Board and management
From May 1, 2006 to August 8, 2014, the Company has meaningfully outperformed Sandell’s own
“Family and Casual Dining” peer group by ~26%
Sandell NOW claims that DIN,
DENN and RT are not comparable
to Bob Evans
As recently as December 9, 2013, Sandell expressly included DIN and DENN in Sandell's "peer group"
Each of DIN, DENN and RT are widely considered to be notable family/casual competitors to Bob
Evans
If DIN, DENN and RT were justly included in Sandell’s “peer group”, Bob Evans’ outperformance from May 1, 2006 to August 8, 2014 would be even more pronounced (~42%)
(1) Sandell presentation, filed with the SEC August 4, 2014.

III. Our Value Creation and Growth Plan – Prudent, Responsible and Focused

Bob Evans

ROIC

Bob Evans

Bob Evans express
BE
express

Bob Evans
Bob Evans

IDEAS
IMPLEMENTATION
BUSINESS
SOFTWARE
CRM
PLAN
ERP
SUCCESS
MANUFACTURING
CRM

Bob Evans FARMS®

Our Plan: Transformed and Poised for Growth
Bob Evans Restaurants
Farm Fresh Refresh Completed
Up to 8 New Restaurants in FY15
10-12 Annually Thereafter
10-20 BEX to be
Licensed/Franchised Annually
Capital and Resource Allocation
Enterprise Resource Planning
Margin Innovation
Bob Evans Foods
Side Dish Vertical Integration
Sausage Network Optimization
Transportation Consolidation
Corporate

Significant Asset Closures/Dispositions:
Over $125 Million of Asset Dispositions Since FY06
Asset
Consolidation
Sausage operations
(five facilities into two)
Ready-to-eat
operations
(four facilities into one)
Business
Closure
76 restaurants closed
Headquarters closures
Owens HQ (Texas)
Mimi’s Café (California)
Business
Reengineering
Direct-store-delivery to
warehouse conversion
Springfield, OH
transportation center
(four facilities into one)
Business
Sold/Divested
Mimi’s Cafe
Springfield, Ohio
distribution center
The Board does not hesitate to re-evaluate strategic decisions;
every business asset is subject to a review every quarter

ERP Investment

SKU Level Cost and
Profit Insights
SKU Reduction and
Maximization
Segment Level Cost
Analysis
Trade Spending
Optimization and
Analytics
Platform for Growth
Speed to Market with
New Functionality
Compliance
Elimination of
Manual Processes
Integrated Systems
Complexity
Elimination
Plug-N-Play with
Future Integrations
(Complex
Transactions)
Cost Insights and
Analysis
Categorized
Spending
Online Auction
Integration
Contract
Administration,
Tracking and
Enforcement
Payroll Co-Sourcing
Employee and
Benefits Tracking
Employee
Optimization and
Productivity
Taxes and Fixed
Asset Accounting
Quarterly and Annual
Close Process
Electronic Audit
Evidence
Accounts Payable
and Receivable
Tracking
Integration with COS
and COL Systems
Spending and Cost
Analytics
Enterprise Resource Planning (ERP) Investment
Significantly Enhances Our Capabilities
“Mgmt. maintained its outlook for 300-350 bps of margin expansion in the coming years, which we expect to show up in BEF more quickly, due to the aforementioned plant closures. Central to further improvement is the Company’s current ERP implementation,
including a labor
management tool that is showing a 60-70 bps drop in labor costs, as well as future savings around insourcing, supply chain and food waste. ”
- Stephens, 1/22/2014
BEF Business
Insights
IT
Systems
Supply
Chain
Payroll
and HR
Financial
Controls

WIN TOGETHER AS A TEAM
CONSISTENTLY DRIVE SALES GROWTH
IMPROVE MARGINS WITH AN EYE ON CUSTOMERS
BE THE BEST AT OPERATIONS EXECUTION
INCREASE RETURNS ON INVESTED CAPITAL

Bob Evans FARMS®

Our Long-Term Goal and Strategic Pillars

PROFITABLY
GROW &
CONTINUE
TO TRANSFORM
OUR CORE
BUSINESS
DRIVE
STOCKHOLDER
VALUE WITH
DISCIPLINED
CAPITAL
ALLOCATION
SELECTIVELY
INVEST IN
HIGH R.O.I.C.
GROWTH
OPPORTUNITIES
(Internal &
External)
10 – 12% Long-Term
EPS Growth Goal

Our Long-Term Goals

Operating Margin Operating Margin
7.8% 11.2 - 11.7%
Net Sales
3.0% - 3.5%
Annual Growth
Initiatives
Up to 8 new restaurants in
FY15; 10-12 restaurants
thereafter
Same-store sales and new
restaurants expected to
contribute equally to net
sales growth (~1.50% to
1.75% each)
Rollout of BEX units
6.0% - 7.0%
Refrigerated side dish and
food service products to
drive growth
Expand points of
distribution (~32k in FY14
to ~40k by FY18)
Increase average SKU
count per point of
distribution (~11.3 in FY14
to ~17.0 FY18)
FY13-FY18 Improvement
Initiatives
Sales forecasting/labor
management
Food cost optimization
Menu management
Back-of-the-house
optimization
8.8% 11.8 - 12.3%
Side dish vertical
integration
Implement lean
manufacturing w/ side
dish production
Transformational
consolidation
8.4% 11.5 - 12.0%
Corporate
Refinancing/interest reduction
ERP implementation

Analysts Appreciate the Company's Strategy

“In our opinion, Bob Evans Farms will experience impressive margin expansion in F2015 and
F2016.
Bob Evans remains our
favorite small-cap pick in the family and casual dining space, owing primarily to the significant margin growth we foresee.
Management has outlined $34 million in estimated F2014 costs that are not expected to impact F2015 results. These include more than
$10 million in additional costs due directly to this year’s harsh winter weather, $7 million in restaurant remodel costs, $6 million in Mimi’s
Café carryover costs and more than $4 million due to a supplier dispute, among others. We forecast 190 basis points of operating margin expansion in F2014-F2016 to 8.5% on increased in-sourcing of food products at the restaurants, continued supply chain and back-of-the-house optimization, implementation of new labor management software, personnel reductions and food plant closures. By our model, the margin expansion will fuel impressive 41% EPS growth during the period.”
- Sidoti & Co., 6/11/14
“BOBE provides a unique combination of restaurants (70% of profits) and a faster growing grocery products business (30%). We believe both segments hold catalysts to accelerate sales, elevate margins and drive better than expected EPS growth.
We are particularly
excited for next fiscal year (F15) as the model butterflies out of "transformative" events into a cleaner platform for improving earnings power and lower capital
expenditures.”
- Oppenheimer, 7/9/14
“Mgmt. is estimating that sales rebound in FY15, to a growth rate of ~13%, and that operating profit jumps to ~$37 mil. from $12.9 mil. in
FY14. The Company is looking for margin improvement primarily from improved plant efficiencies, in addition to the realization of expected cost reductions related to plant network closures. Additionally, mgmt. expects a newly implemented price increase on sausage to help mitigate higher sow costs (guidance incorporates sows of $80-$90 per hundredweight). Despite some NT headwinds, we continue to view BEF as the most attractive asset within BOBE and look for improvements on the top and bottom lines in
FY15. ”
- Stephens, 7/10/14
“The company’s most-recent woes are linked to outside pressures such as high pork prices and poor weather,
said Keybanc
analyst Christopher O’Cull and Stephens Inc. analyst Will Slabaugh.
“It’s
tough to place that entirely on management’s
shoulders,”
Slabaugh said,
“which
won’t help Sandell’s
argument.”
- The Columbus Dispatch, 7/13/14

IV. Sandell’s Demands – Short-Sighted, Unsustainable and Not in the Best Interests of All Stockholders

Sandell Asset Management

Selected Background Overview
Founded by Thomas Sandell in 1998
Thomas Sandell previously worked as co-head of Risk
Arbitrage at Bear Stearns and head of equity research
at Group Delphi
Sandell Asset Management reportedly managed
approximately $7.5 billion in assets at its peak; as of
2013, the fund managed approximately $1.0 billion
Sandell Asset Management paid more than $8 million
to settle a 2007 enforcement action in which the SEC
found that Sandell's asset management company
willfully violated anti-fraud provisions of the federal
securities laws and censured both the management
company and Sandell personally.
Source: Sandell Asset Management Website.
Source: Financial Times, 12/11/13; Sandell Asset Management Corp. Form ADV, filed with the SEC for the year ending 12/31/13; In re: Sandell Asset Management. SEC Release no. 33-8857 (October 10, 2007).

Sandell’s Shifting Demands for Financial
Engineering
Spin-off at 10x+
EBITDA or sell for
low-teens multiple
of EBITDA
Spin-off, or sell
for 11x FY14
EBITDA or
$558mm
Sell, or sell 19.9%
via IPO followed
by spin-off or
split-off, or split-
off at 11x FY15
EBITDA and
exchange for Bob
Evans shares at
$63/share
Sell 19.9% via
IPO followed by
spin-off or split-off
of remaining
80.1%, or split-off
at 10.5x FY15
EBITDA and
exchange for Bob
Evans shares at
$60/share and
retire 10mm
shares
Analyze /
implement
optimal structure
and evaluate
overtures
Sale or spin-off of
BEF by end of
CY14
Explore /
implement
Strategic review
100% for
~$720mm
100% for
~$720mm
~56% for
~$400mm
~56% for
~$400mm
50% for
~$450mm
43% for
undisclosed
amount within 90
days
Explore /
implement
“Top down”
analysis
Use after-tax
proceeds of
~$1.0bn from sale
of BEF and sale-
leaseback to
repurchase
~19mm shares at
$55/share
Use ~$800mm of
after-tax proceeds
from sale of BEF
and sale-
leaseback to
repurchase
~14mm shares at
$58/share
Use proceeds of
$400mm from
sale-leaseback
and $175mm of
incremental debt
to implement
$575mm self-
tender at
$63/share
Use proceeds of
~$400mm from
sale-leaseback
and $175mm of
incremental debt
to repurchase
~9.6mm shares at
$60/share
Use proceeds of
~$450mm from
sale-leaseback to
repurchase
~9.1mm shares at
$50/share
Use proceeds
from sale-
leaseback to
repurchase
$350mm of stock
within 90 days
Explore /
implement
??
>$72 $73-$84 $80-$90,
depending on
assumptions
$81 ~$76 - ~$91 NA NA NA
SANDELL’S
ASSERTED
PRO FORMA
SHARE PRICE
SEPARATE
BEF
SALE-
LEASEBACK
OF
OWNED
RESTAURANTS
ONE-TIME
SELF-TENDER
AUGUST 5, 2013 SEPTEMBER 24, 2013 NOVEMBER 11, 2013 DECEMBER 9, 2013 APRIL 24, 2014 JUNE 10, 2014 JULY 2, 2014 JULY 28, 2014
Quickly reverted
back to financial
engineering;
subsequently
cloaked by more
vague generalities

Sandell Remains Focused on a Flawed Agenda for
Short-Sighted Financial Engineering
After pushing specific financial engineering for nearly a year, Sandell suddenly seeks to distance himself from his own economic agenda by scrubbing from his latest presentation any mention of the flawed plans he has aggressively insisted the Company immediately implement
Sandell now claims that the upcoming Annual Meeting “is NOT about any specific transaction”.
Notwithstanding this recent claim, stockholders should consider that:
o As recently as June 2014, in response to Bob Evans’ offers to settle the proxy contest, Sandell showed his true colors by demanding that the Company implement 1) a sale or spin-off of BEF by the end of CY14, 2) a sale-leaseback of nearly half of the Company’s real estate within 90 days and 3) a $350 million share repurchase within 90 days
o In an interview in July 2014, Sandell asserted that his nominees, if elected “will take immediate steps to implement a comprehensive plan that contemplates operational, financial and strategic changes”
1
While the Bob Evans Board welcomes ideas from stockholders, customers and employees, Sandell’s hastily prepared operational suggestions are of limited utility since they either lack substance or already are being implemented by the Company
THOUGH SANDELL TRIES TO DOWNPLAY HIS SHORT-SIGHTED AGENDA OF
FINANCIAL ENGINEERING, THE BOARD URGES STOCKHOLDERS NOT TO BE MISLED
(1) The Activist Report, July 2014.

Your Board Believes Sandell’s Demands are Short-
Sighted, Unsustainable and NOT in Your Best Interests

Though Sandell’s specific proposals have continuously changed over the past year, he has repeatedly demanded the following financial engineering
Divest BEF now, before reaping benefits of our transformational investments
Sell real estate, losing strategic control of assets while burdening Bob Evans with significant and escalating annual rents and increased leverage
Rapidly effect large leveraged share repurchase
Leveraged Share
Repurchase
Sale-Leaseback
of Real Estate
Separate
BEF
1
2
3

BEF: A Powerful Growth Engine

In our view, Bob Evans is uniquely poised to reap the rewards of its recently completed, multi-year investment in BEF, including:
o
Optimized network that creates significant runway for growth
o
Numerous synergies between the two segments
We have identified a variety of factors that would cause meaningful value erosion in a separation:
o
Recurring dis-synergies
o
Ongoing incremental stand-alone costs
o
One-time separation costs
o
Significant tax expense in a conventional sale
BEF is an important component of the Company’s long-term growth plan and your Board believes that an immediate disposition does not maximize stockholder value
1
Your Board has determined that separating the businesses at this time is not in the best interest of stockholders. As part of its commitment to drive shareholder value, the Bob
Evans Board regularly evaluates the optimal strategy with respect to ALL its assets

Real Estate: A Strategic Asset
Increased rent expense
o Reduced EBITDA and free cash flow
o Treated as debt by rating agencies
o Reduced incremental debt capacity
o Future rent escalators
Higher cost relative to other forms of
available financing
Strategic and financial implications
o Requires renegotiations of existing
debt/breakage costs
o Significant tax expense
o Loss of control
o Reduced flexibility
o Potential impact on “OpCo” multiple
Factors Overlooked by Sandell
2
Others are Also Skeptical of Sale-Leaseback
Based on our analysis, we believe that Sandell’s rationale for a sale-leaseback of the
Company’s real estate assets is flawed
“With regard to a potential sale leaseback, we agree with the
Company’s view that it would present one of (if not the most)
expensive forms of financing in today’s low-rate environment.
Therefore, should mgmt. decide to place further leverage on the
Company, we would prefer it be bank debt with a rate in the historically low range of roughly 2%.”
- Stephens, 7/18/14
“It’s more expensive for us to monetize our real estate
than it would be
for us to look at the credit markets…[the value of real estate] is significantly higher than the book value of our land…the tax hit we would take in addition to the cap rate that we would experience by doing that, it just makes a whole lot more sense for us to go tap into 4% or 5%
money than it would to spend more to monetize the real
estate.”
- Guy Constant, Brinker CFO, 1/22/2013
“We’ve examined various options to extract value from owned real estate, and ultimately concluded, when factoring in taxes and other transaction
costs,
that such alternatives produce minimal benefit
relative to current bank and bond financing
markets.”
- Sandra Cochran, Cracker Barrel CEO, 11/21/2011

Leveraged Repurchase
3
In the summer of 2013, the Company announced it would increase its buyback program by $150 million and announced a 3.0x target leverage level going forward; ultimately, the Company repurchased a total of $225 million of stock in FY14
37% of total share count repurchased
Stock repurchased at a 13% premium (based on
$50 repurchase price and $44.21 prevailing
market price)
Argues “intrinsic value” of Bob Evans’ shares
is $76-$91
Examples of Sandell Assumptions
(1)
The Company’s Proven Track Record of
Balanced Capital Allocation
Over $625 million of stock repurchase since FY07
o
Share count reduced by 27%
Over $190 million of dividends since FY07
o
Annual dividend doubled over last five years to
$1.24/share
Total return of capital and leverage in-line with or
better than other casual dining operators
Going forward, objective is to maintain 3.0x
leverage and return excess cash to stockholders
Your Board does not expect stockholders would (or
should) sell shares into a repurchase program at
$50 if they are really “worth” $76-$91
(1) Based on Sandell’s April 24, 2014 White Paper.
Sandell’s share repurchase demands are based on what we perceive to be unrealistic assumptions; Bob Evans has consistently and responsibly returned over $800 million of capital to its stockholders since FY07

~25% Decline
$135
$28
$106
$101
$28
$72
Status Quo
PF Sandell

~1.8x Increase
3.8x
5.6x
Status Quo
PF Sandell

We Believe the Sandell Agenda Would Put the
Company at Undue Risk
For example, if the Company were to undertake a sale-leaseback and share repurchase as proposed by Sandell, it would lead to an untenable amount of leverage
FY14 Adj. EBITDA
Incremental $34 million of rent expense
Adj. Net Leverage
(2)
~$425 million of status quo net debt at end of FY14
BEF
BER
Note: Proposal based on Sandell’s White Paper on April 24, 2014.
(1)      Proceeds net of estimated tax expense.
(2)
Enter into sale-leaseback for 50% of BER sites assuming highest proposed valuation of real estate
(~$380mm of net proceeds
(1)
)
Use all net proceeds from the sale-leaseback to repurchase shares
Per Moody’s, Adj. Net Leverage defined as (Net Debt plus annual rent expense capitalized at 8.0x) / EBITDAR.

While Sandell Makes Generic and Non-Substantive
Operational Suggestions, our Board Takes Action
In an attempt to argue its nominees have a plan for improving operating performance, Sandell presents generic, “low hanging fruit” platitudes which appear attractive on their face but lack substance or are already being implemented. A few examples are below:
(1) Sandell presentation, filed with the SEC July 28, 2014
Sandell “Suggestion” 1
Bob Evans Action
“Revise Brand Position and
Improve Customer
Experience”
”Simplify and Enhance
Menu”
“Optimize Marketing
Effectiveness”
“Improve Restaurant
Margins”
“Future Franchise
Opportunities”
The Board is taking steps to leverage the core aspects of the Bob Evans brand while constantly reviewing optimal positioning.
The Bob Evans menu is subject to continuous consumer testing, review and revision with particular focus on increasing differentiation across users and platforms and seeking opportunities to strengthen connections with less frequent buyers, and also to permit innovation and “back of house” efficiency.
The Company, in conjunction with our consultants, regularly reviews our marketing programs to ensure that our message resonates with consumers. We employ a disciplined and creative approach across all mediums – social, TV, radio, print and local –
and continue to make progress on digital marketing initiatives.
The Board meets regularly with BER management to work towards improving operational restaurant efficiency and deploy successfully tested methods.
The Board continuously analyzes ways to leverage the Bob Evans brand into new growth markets on a capital efficient, high-ROI basis.
For
example,
our “Get in on Something Good” campaign is designed to fully leverage natural synergies between BEF and BER and is being rolled out nationally in packaging and marketing communications after successful market testing.
For
example,
BER managers have been tasked with maintaining a “balance scorecard” to improve food expense tracking and accountability, and the Company recently rolled out sophisticated scheduling software to ensure the appropriate balance of staffing and guest satisfaction.
For
example,
the Bob Evans Express franchising/licensing model is being tested in new markets and we expect that, if results are successful across different types of test venues, we will continue the rollout schedule.
For
example,
the recently completed Farm Fresh Refresh – the first comprehensive remodeling program in brand history –
modernized the customer experience while highlighting elements of the Company’s farm heritage, utilizing consumer and consultant feedback and survey data. Independent analysts have noted significant benefits in the areas of cleanliness, food quality, value, service, menu variety and atmosphere.
For
example,
the new Broasted platform delivers a differentiated, quality product versus fried chicken and has delivered significant sales turnaround in our test markets. Broasted Chicken is an exclusive (10 year term), trademarked cooking platform that will meaningfully differentiate the Company from its family dining peers.

Setting the Record Straight: Margins
Sandell makes a number of claims about Bob Evans that we believe are false or misleading. For example – a non-exhaustive list of Sandell’s misleading claims:
We urge investors to consider the facts and not be misled
Sandell’s Claim
1
The Facts Considering The Facts
Sandell claims that our SG&A
expenses are very high relative
to his selected peers
Sandell does not adjust Bob Evans’ SG&A for BEF
transportation costs; our restaurant peers do not bear similar expenses (see page 68 for further detail).
Using a normalized, apples-to-apples comparison, our SG&A
expenses as a percent of revenue are more in line with the peer average – and we remain focused on reducing expenses further.
Sandell claims that our
EBITDAR margins are very low
relative to his selected peers
Sandell only looks at FY14, a year in which our sales were
disproportionately impacted by severe weather, and our
margins were impacted by record sow costs and extraordinary
expenses.
Comparing our results and margins in years prior to FY14
demonstrates that we operate more closely in line with the peers –
and initiatives are underway to further improve performance.
Sandell claims that our
“revenue-per-corporate
employee” is very low relative
to his selected peers
Sandell uses outdated headcount figures for Bob Evans and at least one peer, and includes non-corporate employees working out of our headquarters. (We believe that “revenue-per-
corporate employee” is a performance metric unique to
Sandell.)
Using correct figures (260 Bob Evans corporate and shared
services employees), our FY14 revenue-per-corporate employee
($5.1 million) is better than Sandell’s peer average.
Sandell claims that our
corporate headquarters are
wasteful
Sandell ignores the condition and constraints of the old
corporate headquarters, the significant municipal tax incentives received in connection with the relocation and the savings from consolidating three disparate headquarters from our legacy
businesses.
We had outgrown our old facilities and our analysis indicated that the new space would be less expensive in the long run. Sandell overstates the tax incentive amount we could have realized from
Columbus, and overstates the true, net cost of the corporate headquarters by more than 50%.
(1) Sandell presentation, filed with the SEC July 28, 2014

G&A Reconciliation
(1) For additional information, see the Company’s 4Q Fiscal 2014 earnings release dated July 8, 2014.
(2) Included in BER reported SG&A.
(3) Included in BEF reported SG&A.
In order to properly analyze the Company's G&A expense, it is important to consider the
Company's relatively unique business model and significant non-recurring charges
We believe the items in BER and BEF adjustments noted below are generally not included in
SG&A
FY14 SG&A
$ in thousands
Non-GAAP SG&A
(1)
% of Sales
BER $79,804
BEF 64,783
Total SG&A $144,587 10.9%
BER Adjustments
(2)
Manager in Training Wages $5,052
BEF Adjustments
(3)
BEF Transportation 17,109
Advertising & Marketing 6,372
Corporate Adjustments
Activist Shareholder Response 2,884
Internal Processes & Controls 2,988
Total Adjustments $34,405
Total Adjusted BOBE SG&A $110,182 8.3%

V. Our Leadership – Independent, Highly Qualified and Open-Minded

Joined the Board More than Ten Years Ago

Joined the Board Between Six and Eight Years Ago

Joined the Board Within the Last Two Years

Sandell Nominees (2014)

Bob Evans FARMS®

Bob Evans’ Proposal for a Fresh,
Independent Board
11 of 12 are independent (all but CEO), at least six are current or former CEOs and at least eight have other public company board service
A majority of the independent directors would have been added within the last two years
Note: Board composition following 2014 annual meeting of stockholders assuming all ten Bob Evans nominees and two of Sandell’s nominees are elected. Since the Board has nominated a slate of ten directors for the available twelve seats at the annual meeting, the Board expects that at least two nominees who were not nominated by the Board will be elected at the annual meeting. Selected experience noted; please refer to the appendix and Bob Evans’ proxy statement for additional background.
Mary Kay Haben
Former President-North America of the Wm. Wrigley Jr. Company;
Former Group Vice President and Managing Director North America of
the Wm. Wrigley Jr. Company; Former Executive of Kraft Foods Inc.
Board Member of Equity Residential and The Hershey Company
Kathleen S. Lane
Former EVP and CIO of TJX Companies, Inc.; Former Group CIO at
National Grid Plc.; Former SVP and CIO of Gillette Company (Procter
& Gamble)
Board Member of Earthlink Holdings Corp.
Larry S. McWilliams
Co-CEO of Compass Marketing; Former CEO at Keystone Foods
LLC; Former SVP at Campbell Soup Company
Board Member of Armstrong World Industries
Kevin M. Sheehan
President and CEO of Norwegian Cruise Line; Former CFO of
Norwegian Cruise Line; Former CFO of Cendant Corporation
Board Member of Norwegian Cruise Line and New Media Investment
Group, Inc.
Sandell Nominee
Sandell Nominee
Steven A. Davis, Chairman and CEO
Former President, Long John Silver’s and A&W All-American Food
Restaurants (Yum! Brands); Former SVP, Concept Development,
Pizza Hut, Inc. (Yum! Brands)
Board Member of Walgreen Co. and Marathon Petroleum Corp.
Michael J. Gasser, Lead Independent Director
Executive Chairman of the Board of Greif Inc.; Former CEO and
Chairman of the Board of Greif, Inc.
Board Member of Greif, Inc.
E.W. (Bill) Ingram III
CEO of White Castle System, Inc.; Former President of
White Castle System, Inc.
Cheryl L. Krueger
CEO of Krueger + Co., LLC; Former President and CEO and
Founder of Cheryl & Co., Inc.
Paul S. Williams
Managing Director, Major, Lindsey and Africa; Former Chief Legal
Officer and Executive Vice President, Cardinal Health, Inc.
Board Member of State Auto Financial Corp. and Compass
Minerals International, Inc.
Eileen A. Mallesch
Former SVP and CFO at Nationwide Property & Casualty Insurance;
Former SVP and CFO at Genworth Life Insurance; Former VP and
CFO at General Electric Financial Employer Services Group
Board Member of State Auto Financial Corp.
– Director since 1993
– Director since 1997
– Director since 1998
– Director since 2006
– Director since 2007
– Director since 2008
– Director since 2012
– Director since 2014
– Director since 2014
– Director since 2014

Committed to Transparency and Fresh Thinking
Investor friendly – receptive to feedback; regularly meets and engages with stockholders
Added four new independent, highly qualified directors in the last two years
o
Followed a well-planned strategy of Board succession with the assistance of independent experts and search firms, most recently:
In late 2012/early 2013, as part of our regular process, we reviewed and updated our skills matrix with an independent search firm to identify board expertise necessary to continue driving stockholder value
Subsequently, we instructed the independent search firm to seek director candidates with specific skills and expertise identified as desirable as a result of the skills matrix analysis, and commenced evaluating and interviewing candidates
In Spring 2014, we added three highly qualified directors to the Board with invaluable experience in hospitality and entertainment, packaged foods and digital marketing
Sandell’s claim that the addition of these directors was a “knee-jerk” response accomplished in 24 hours after he made his nominations is preposterous
Overseen the steps we believe are necessary to create sustainable stockholder value (e.g., disposed of over
$125 million of assets since FY06)
o
Business acquisitions (e.g., Kettle Creations) and dispositions (e.g., Mimi’s Café)
o
Restaurant closures
o
Plant closures/consolidations
o
Real estate sales and disposals
o
Business transformations
DSD to warehouse conversion
Distribution center sale
Bob Evans has consistently demonstrated its commitment to transparency and fresh, independent thinking

Bob Evans is Committed to Corporate
Governance Best Practices
All independent directors (except CEO)
Annual director elections – no classified board
Majority vote election standard with a director resignation policy
Entirely independent nominating, audit, finance and compensation committees
A lead independent director empowered with robust responsibilities
Strong stock ownership guidelines for directors
Board and committee-level self-evaluations for board effectiveness
No authorization to issue blank check preferred stock without stockholder approval

Bob Evans’ Governance Compares Favorably
with Sandell’s Peer Group
ISS Overall Governance QuickScore Versus
Sandell Family & Casual Dining Peers Plus DENN, DIN and RT¹
1
2
3
4
5
6
7
8
9
10
Mean ex. BOBE: 4.8
Institutional Shareholder Services (“ISS”) has awarded Bob Evans the highest possible corporate governance score
1 1 1 1
2
4
5
6
7 7
9
10
EAT DENN RRGB BJRI CBRL DIN TXRH CAKE RT BLMN DRI
Note: QuickScore indicates decile rank relative to index or region. A decile score of 1 indicates lower governance risk, while a 10 indicates higher governance risk.
(1)  Source: ISS QuickScore 2.0 as of August 1, 2014 from Yahoo Finance.

Sandell has rebuffed several attempts by the Board to settle the proxy contest
In January 2014, the Board attempted to settle the contest by offering Sandell the opportunity to consult with the Board in the addition of new independent directors
Sandell refused, and in April 2014 the Board subsequently added three new independent, highly qualified directors identified by an independent search firm
In June 2014, the Board attempted to settle the contest by offering to add two of Sandell's nominees to the Board and the Finance Committee, and have the Finance Committee review Sandell's economic proposals
Sandell replied at the time that he would only accept less than "majority representation" on the Board if, among other things, the Board committed to divest BEF by the end of 2014 and execute a sale-leaseback of nearly half of BER’s real estate within 90 days, and use the proceeds to repurchase $350 million of Bob Evans’ stock within 90 days. Sandell also demanded up to $2 million in reimbursement of expenses
The Board expressly left the door open for productive conversations, but was not prepared to adopt the full Sandell economic agenda as a condition of settlement
Open to Constructive Dialogue
Bob Evans has attempted to engage in constructive dialogue with Sandell on numerous occasions

Open to Constructive Dialogue (cont’d)
The Board remains committed to maintaining a dynamic,
independent and highly qualified Board
Bob Evans is and has been willing to settle the proxy contest with the addition of an appropriate number of open-minded, independent directors
Following Bob Evans' disclosure of its repeated attempts to settle, Sandell contacted the
Board with an "exploding" offer that would have required the Board to add five of his nominees, selected by Sandell in his sole discretion, to the Board
Sandell demanded that two-thirds of the Board, and all of the Finance Committee be composed of either new directors or directors with only minimal experience - a turnover of two-thirds of the Board in the span of less than three months
The Board then proposed a settlement that would have resulted in one-quarter of the Board and one-third of the Finance Committee being composed of Sandell's nominees, and half of the Board and half of the Finance Committee being composed of independent directors who joined the Board in 2014
Sandell, rather than engage in constructive dialogue, chose to issue an inflammatory press release in response to our proposal

Would Sandell’s Slate Make Their Own Independent
Decisions in the Best Interest of All Stockholders?
None of Sandell’s nominees agreed to the Board’s good-faith effort to meet to evaluate their candidacy in accordance with the Company’s best practices
o
Immediately after the period for stockholder nominations, the Board reached out to Sandell’s nominees in a good-
faith effort to arrange meetings between the nominees and certain of the Board’s independent directors to evaluate their candidacy and independence
o
Sandell issued a press release asserting that Bob Evans was attempting to interfere with the election process
o
In the wake of that press release, only one of Sandell’s nominees responded to the Board’s invitation to meet (he declined)
Bob Evans is concerned that election of all, or even a large bloc, of the Sandell nominees may result in advocacy for Sandell’s interests over the interests of all stockholders
o
Sandell is willing to undergo a costly and disruptive proxy contest rather than engaging constructively with Bob
Evans, and these nominees appear to support Sandell’s efforts in doing so
Each of Sandell's nominees is contractually prohibited from publicly expressing any opinion on Bob Evans, including on Sandell’s economic proposals, without Sandell's prior permission
o
Several of Sandell’s nominees have met with analysts and investors to discuss Sandell’s plan, notwithstanding their inability to speak freely about the Company and their refusal to meet with the Board’s independent directors
o
While certain of his nominees have told analysts that they are not committed to any strategy
(1)
, Sandell asserts –
directly to the contrary – that if elected, his nominees “will take immediate steps to implement a comprehensive plan that contemplates operational, financial and strategic changes”
(2)
Sandell is compensating the nominees for their participation on Sandell’s slate, and has agreed to reimburse the nominees for legal liability and expenses arising out of their participation in the solicitation
(1) Miller Tabak & Co., May 14, 2014.
(2) The Activist Report, July 2014.
Bob Evans seeks a resolution that would include some of the Sandell nominees along with
Bob Evans’ slate of highly qualified, independent directors

Sandell’s Misleading Claims/
Overstated Criticisms
¹
The Facts
Sandell claims that “All eight of
Sandell’s nominees are completely
independent of Sandell Asset
Management”
Each of Sandell's nominees is contractually prohibited from publicly expressing any opinion on Bob Evans, including on Sandell’s economic proposals, without Sandell's prior permission
None of Sandell’s nominees agreed to the Board’s good-faith effort to meet to evaluate their candidacy in accordance with corporate governance best practices
Sandell claims that Mimi’s Café is an
example of “failed Board
stewardship of the highest order”
Sandell repeatedly refers to Mimi’s Cafe, a business that was acquired in 2004 and was sold months before
Sandell began to buy Bob Evans’ stock
Steve Davis was appointed CEO and seven of the Company’s 10 nominees joined the Board after Mimi’s was acquired
Following the Board's decision to divest Mimi’s, the Company's stock gained ~20% in value between announcement to explore strategic alternatives for Mimi’s (11/19/12) and the announcement of the sale agreement (1/28/13)
Sandell claims that average director
tenure is in excess of 14 years
Sandell presents old, stale and inaccurate portraits of your Board's composition; he overstates current director tenure by a factor of ~80%, criticizes retired directors and pretends the three newest independent directors do not exist
Sandell’s calculations of director tenure include Gordon Gee, who has not been a director for months, and
Larry Corbin and Robert Lucas, who are not standing for reelection, but curiously ignores Kathy Lane, Larry
McWilliams and Kevin Sheehan, who each joined the Board in April 2014 and are standing for reelection
Bob Evans’ nominees would have an average tenure of less than eight years, which is below the average tenure of 8.6 years for S&P boards
Sandell claims that Bob Evans’
Board is not committed to
“transparency and fresh,
independent thinking”
Bob Evans makes a practice of being available to investors, engaging in regular and frequent communication and participating at most of the major consumer and restaurant conferences
As a result of our comprehensive investor outreach and road shows, we have been able to increase research coverage from one to six analysts over the past eight years
The Board remains committed to maintaining a dynamic, independent and highly qualified Board
Bob Evans has attempted to engage in constructive dialogue with Sandell on numerous occasions
Bob Evans is and has been willing to settle the proxy contest with the addition of an appropriate number of open-minded, independent directors
Sandell has rebuffed several attempts by the Board to settle the proxy contest
(1) Sandell presentation, filed with the SEC August 4, 2014.
Setting the Record Straight: Governance

Sandell has Misled Investors From the Beginning
Sandell’s Misleading Claims/
Overstated Criticisms
The Facts
On May 30, 2014, Sandell claimed
that “at no point in our almost
year-long dialogue with the
Company has the Board shown
the slightest inclination toward
reaching an amicable resolution
with us”
In January 2013, the Board attempted to resolve the pending contest, and avoid the significant time and expense of a proxy fight, by offering Sandell the opportunity to consult with the Board in the identification and selection of new independent candidates to be added to the Board prior to the Annual Meeting. Sandell refused this offer
Following Sandell’s nominations, the Board publicly announced on April 28, 2014 that it would consider the candidates in connection with the Board’s nominations for election – when Bob
Evans then sought to arrange meetings between Sandell’s nominees in a good faith attempt to evaluate their candidacy, Sandell issued a press release alleging that Bob Evans was attempting to
“subvert” the election process
On May 28, 2014, Sandell claimed
that the Board’s addition of three
new, highly-qualified and
independent directors to the
Board was a “knee-jerk
reactionary step” in response to
Sandell’s nominations
In late 2012/early 2013, as part of our regular process, we reviewed and updated our skills matrix with an independent search firm to identify board expertise necessary to continue driving stockholder value
Subsequently, we instructed the independent search firm to seek director candidates with specific skills and expertise identified as desirable as a result of the skills matrix analysis, and commenced evaluating and interviewing candidates
As a result of this process, we added three highly qualified directors to the Board with invaluable experience in hospitality and entertainment, packaged foods and digital marketing/informational technology
On April 24, 2014, Sandell
claimed that the Board amended
the Company’s Bylaws to
enhance stockholder voice “only
after” Sandell filed a lawsuit
The corporate governance changes announced by the Board in January to further enfranchise stockholders went well beyond the changes sought by Sandell in its lawsuit
Throughout his year-long campaign, Sandell has regularly distorted the truth, overstated his claims and made unfounded allegations, a few of which are highlighted below

VI. Conclusion – Bob Evans: The Clear Choice

We Believe We are the Right Team for Bob Evans
and its Stockholders

We have transformed the business while returning over $800 million to shareholders since FY07 (including over $250 million in FY14):
o
Divested Mimi's Café
o
Invested in BER restaurants (Farm Fresh Refresh program)
o
Consolidated and vertically integrated BEF operations
o
Investing in systems
We are confident that we have a clear plan for continued, sustainable value creation as we emerge from this investment and transformation phase:
o
Profitably grow our core businesses
o
Selectively invest in high ROIC growth opportunities
o
Employ balanced approach to investment and return of meaningful capital to stockholders
Sandell’s “plan” of financial engineering has shifted a number of times since he entered the stock last year:
o
Immediate divestiture of BEF
o
A sale-leaseback of a significant portion of BER’s owned real estate
o
Rapid, large share repurchase
Our Board has unanimously determined that Sandell’s agenda is not in the best interests of the Company or its stockholders and that it is an attempt to generate short-term profit:
o
His proposals would result in increased leverage and would put the Company at undue risk
o
Bob Evans has attempted to engage in constructive, good faith discussions with Sandell
We are confident that Bob Evans’ current leadership is the right team to lead the Company and maximize stockholder value:
o
Clear vision and concrete plan
o
Highly qualified Board, open-minded and engaged with stockholders
o
Committed to fresh, independent thinking of all investors and new perspective on the Board
o
Our proposed Board structure would result in an open-minded Board with diverse perspectives and a range of tenure and would include two Sandell nominees

The Choice is Clear

Vote for Bob Evans’ Nominees on the WHITE Card
Continue to drive profitable growth of existing
businesses
Continue to employ balanced approach to
investment and return of meaningful capital to
stockholders
Regularly and proactively review strategy;
continually engage with stockholders
Divest Bob Evans Foods now, before reaping
benefits of our transformational investments
Sell real estate, losing strategic control of assets
while burdening Bob Evans with significant and
escalating annual rents and increased leverage
Rapidly effect large leveraged share repurchase
Sustainable, Disciplined,
Responsible, Open-Minded
Unsustainable,
Not in the Best Interest of All
Stockholders
The Board structure proposed by Bob Evans would result in a fully independent Board, except for the CEO; a majority of the independent directors would be new to the Board since 2012; and 5 of 11 independent directors would be new to the Board this year, including two Sandell nominees
Stockholders have a clear choice between what we believe are two very different approaches for Bob Evans’ future:

Appendix

Bob Evans’ Highly Qualified Director Nominees
Kevin M. Sheehan, 60, Independent Director – Director since 2014
Experience:
o
President and Chief Executive Officer of Norwegian Cruise Line, since 2010.
o
Chief Executive Officer of Norwegian Cruise Line since 2008, Chief Financial Officer of Norwegian Cruise Line 2007 to 2010.
o
Consultant to Cerberus Capital Management LP from 2006 to 2007, Clayton Dubilier & Rice from 2005 to 2006.
o
Distinguished visiting Professor of Accounting, Finance and Economics at Adelphi University in New York.
o
Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division, a global car and truck rental company, with global responsibility for both the Avis and Budget brands, from 2003 to 2005.
o
Chief Financial Officer of Cendant Corporation from 2001 to 2003.
Other Public Company Boards: Norwegian Cruise Line; New Media Investment Group, Inc.
Mr. Sheehan has significant experience in a senior management capacity for large corporations.
Larry S. McWilliams, 58, Independent Director – Director since 2014
Experience:
o
Co-CEO of Compass Marketing since 2012, a marketing advisory firm to Fortune 500 consumer package companies.
o
Chief Executive Officer at Keystone Foods LLC, a supplier of proteins and distribution services to the McDonalds system, from 2011 to 2012.
o
Senior Vice President at Campbell Soup Company from 2001 to 2011.
o
President at Campbell International, responsible for Campbell’s business in Europe, Latin America and Asia Pacific, from 2005 to 2010.
o
President of Campbell USA from 2004 to 2005.
o
President of Campbell Soup North America from 2003 to 2004.
o
Chief Customer Officer from 2001 to 2003.
o
General and Sale management positions at Coca-Cola Company from 1995 to 2001.
o
Sales positions at The Pillsbury Company and Bristol Myers Squibb from 1983 to 1995.
Other Public Company Boards: Armstrong World Industries.
Mr. McWilliams was nominated to serve as a director because of his extensive experience in food manufacturing, food marketing, food retailing, customer and executive management as well as his knowledge of food proteins and restaurant operations.

Bob Evans’ Highly Qualified Director
Nominees (cont’d)
Kathleen S. Lane, 57, Independent Director – Director since 2014
Experience:
o
Executive Vice President and Chief Information Officer of TJX Companies, Inc., a specialty multi-national apparel retailer with leading retail brands such as T-J-Maxx, Marshalls, and HomeGoods, from 2008 to 2013.
o
Group Chief Information Officer at National Grid Plc., an international electricity and gas utility, from 2006 to 2008.
o
Senior Vice President and Chief Information Officer of Gillette Company (Procter & Gamble) from 2002 to 2006.
o
General Manager eBusiness & IT at General Electric Oil & Gas; SVP/CIO General Electric Vendor Financial Services
from 1998 to 2002.
o
IT Director at Pepsi-Cola International from 1997 to 1998.
o
IT analyst to Technical Section Manager at Procter & Gamble from 1984 to 1997.
Other Public Company Boards: Earthlink Holdings Corp.
Ms. Lane has 30 years of IT experience, including chief information officer roles in the consumer products, financial services, utilities and retail industries.
Mary Kay Haben, 58, Independent Director – Director since 2012
Experience:
o
President-North America of the Wm. Wrigley Jr. Company, a leading confectionary company, from 2008 to 2011.
o
Group Vice President and Managing Director North America of the Wm. Wrigley Jr. Company from 2007 to 2008.
o
Executive of Kraft Foods Inc. from 1979 to 2007.
Other Public Company Boards: Equity Residential; The Hershey Company.
Ms. Haben has been nominated to serve as a director because of her substantial experience as a brand builder and consumer products business leader, experience in marketing efforts in emerging social media, marketing innovation and brand positioning, as well as acquisitions and productivity initiatives.

Bob Evans’ Highly Qualified Director
Nominees (cont’d)
Eileen A. Mallesch, 58, Independent Director – Director since 2008
Experience:
o
Senior Vice President and Chief Financial Officer at Nationwide Property & Casualty Insurance, a $16 billion property &
casualty insurance company (Nationwide Insurance), from 2005 to 2009.
o
Senior Vice President and Chief Financial Officer at Genworth Life Insurance from 2003 to 2005.
o
Vice President and Chief Financial Officer at General Electric Financial Employer Services Group from 2000 to 2003.
Other Public Company Boards: State Auto Financial Corp.
Ms. Mallesch was nominated to serve as a director because of her extensive knowledge and significant experience in the areas of auditing, finance, enterprise risk management, taxation and mergers and acquisitions; she is also a certified public accountant and NACD Fellow (National Association of Corporate Directors).
Paul S. Williams, 54, Independent Director – Director since 2007
Experience:
o
Managing Director, Major, Lindsey and Africa, a legal executive search firm since 2005.
o
Chief Legal Officer and Executive Vice President, Cardinal Health, Inc., a healthcare services provider from 2001 to 2005.
Other Public Company Boards: State Auto Financial Corp.; Compass Minerals International, Inc.
Mr. Williams was nominated to serve as a director because of his experience as a lawyer and as the Chief Legal Officer of
Cardinal Health, Inc., a publicly traded company, as well as his knowledge of mergers and acquisitions, legal and regulatory matters.

E.W. (Bill) Ingram III, 63, Independent Director – Director since 1998
Bob Evans’ Highly Qualified Director
Nominees (cont’d)
Mr. Ingram has been nominated to serve as a director because of his extensive knowledge and significant experience in the areas of restaurant operations, real estate, food service and production, as well as auditing and finance.
o
Chief Executive Officer of White Castle System, Inc., a quick-service hamburger chain since 1972.
o
President of White Castle System, Inc. from 1972 to 2013.
Experience:
Other Public Company Boards: Walgreen Co.; Marathon Petroleum Corp.
Mr. Davis was nominated to serve as a director because of his position as our Chief Executive Officer and his significant experience in operating restaurants.
o
Chairman of the Board of Bob Evans Farms, Inc. since September 2006.
o
Chief Executive Officer of Bob Evans Farms, Inc. since May 2006.
o
President, Long John Silver’s and A&W All-American Food Restaurants (Yum! Brands) from 2002 to 2006.
o
Senior Vice President, Concept Development, Pizza Hut, Inc. (Yum! Brands) from 2000 to 2002.
o
Director of Marketing, the All American Gourmet Brand, a division of Kraft General Foods, from 1984 to 1993.
Experience:
Steven A. Davis, 56, Chairman & CEO – Director since 2006

Cheryl L. Krueger, 62, Independent Director – Director since 1993
Bob Evans’ Highly Qualified Director
Nominees (cont’d)
Michael J. Gasser, 63, Lead Independent Director – Director since 1997
Experience:
o
Executive Chairman of the Board of Greif Inc., a manufacturer of shipping containers and containerboard, since 2012.
o
Chief Executive Officer and Chairman of the Board of Greif, Inc. from 1994 to 2012.
Other Public Company Boards: Greif, Inc.
Mr. Gasser has been nominated to serve as a director because of his extensive knowledge and significant global experience and perspective in the areas of auditing, finance, manufacturing, enterprise risk management, strategic planning, taxation and mergers and acquisitions.
o
Chief Executive Officer of Krueger + Co., LLC, a strategic business consulting firm since 2009.
o
President and Chief Executive Officer and Founder of Cheryl & Co., Inc., a manufacturer and retailer of gourmet foods and gifts, from 1981 to 2009.
Experience:
Ms. Krueger was nominated to serve as a director because of her extensive knowledge and significant experience in the areas of marketing and branding, retail sales, business operations, on-line marketing and sales, manufacturing, as well as auditing and finance.

Taxes

Substantial Progress Made Remediating Material
Weaknesses
Complex Transactions
Errors concerning complex or
infrequent transactions -
Mimi’s Café disposition
Fixed Assets
Remediation
Testing in Process
Remediation
Testing in Process
Strengthening – Strengthening – Strengthening –
Material
Weakness
Remediation
Focal Points
Remediation
Outcomes
Year End
Status
Remediated  &
Tested
Impairment
Worthless stock deduction
• Open reconciling items for
cost basis and accumulated
depreciation
• Incorrect asset valuation due
to depreciation errors
• Failure to capitalize assets
timely and per policy
• Unreconciled deferred fixed
asset and current stock
compensation accounts
• Prior year errors relating to
current and deferred tax
accounts
• Quality & training of finance
staff
• Review process
• Effective key controls
Quality of personnel
Manual vs. automated
processes
Effective key controls
Reconciliation processes
• Quality & training of
finance staff
• Reconciliation processes
• Monitoring and review
• Effective key controls
• New personnel hired in key
tax, accounting and
financial reporting roles
• Strengthened policies &
procedures
• Accounting research memo
process expanded
• Enhanced disclosure
committee
• New personnel leading
fixed assets
• New key controls
implemented (operating
effectiveness to be tested)
• Improved reconciliation
processes
• New Tax Director and Manager
• Implemented tax software and
rebuilt tax FA ledger
• Key controls implemented
• Improved reconciliation
processes

Historical SG&A Reconciliation
Sandell’s analysis of SG&A as % of revenue does not include key adjustments; the majority of
Sandell’s peers do not include advertising and marketing expense in SG&A
(1) FY10 has 53 weeks.
FY09 FY10
(1)
FY11 FY12 FY13 FY14
Net Sales 1,750,512 1,726,904 1,676,906 1,654,413 1,608,909 1,328,552
SG&A 152,952 139,419 146,098 144,342 153,672 144,587
% of Sales 8.7% 8.1% 8.7% 8.7% 9.6% 10.9%
BEF Transportation in SG&A 10,232 10,561 10,034 12,548 11,426 17,109
BEF Advertising 7,580 9,338 8,638 8,370 9,863 4,344
BEF Marketing 0 0 829 1,339 1,925 2,028
BER MIT Wages 4,555 4,442 5,288 5,647 5,911 5,052
Advisory Costs 2,884
Internal Processes & Controls 2,988
Total Adjustments 22,367 24,341 24,789 27,905 29,125 34,405
Adjusted SG&A 130,585 115,078 121,309 116,437 124,547 110,182
% of Sales 7.5% 6.7% 7.2% 7.0% 7.7% 8.3%

FY15 Guidance Bridge
Guidance Issued on 3/4/14
2015 EPS Guidance
EPS $2.80 - $3.30
Same Store Sales Growth of 3.0% to 3.5%
Sow Costs $70 per hundred weight
Adjustments to Early Guidance
Sow Costs $85 per hundred weight ($0.41)
Same Store Sales Growth of 1.5% to 2.0% (0.28)
Advisory Costs (0.16)
Incremental ERP Costs (0.08)
Internal Control Remediation (0.03)
Other 0.06
Total ($0.90)
Revised Guidance
Normalized EPS
EPS $1.90 - $2.20

Reconciliation of Adjusted EBITDA (Non-GAAP)
to Reported Operating Income (GAAP)
April 25, 2014
($ in thousands)
BER BEF
GAAP Segments as Reported
Net Sales $956,579 $371,973
Cost of Sales 244,871 204,199
Operating Wages and Fringe Benefits 360,646 40,609
Other Operating Expenses 164,901 33,733
Selling, General and Administrative 85,775 68,857
Depreciation and Amortization 63,872 15,584
Intangible Impairment 9,380 3,000
Loss on Sale of Mimi's Café 0 0
Operating Income (Loss) $27,134 $5,991
Operating Income (Loss) as a % of Sales 2.8% 1.6%
Non-GAAP Adjustments
Net Sales $0 $0
Cost of Sales 0 0
Operating Wages and Fringe Benefits 0 49
Other Operating Expenses 0 107
Selling, General and Administrative (5,971) (4,074)
Depreciation and Amortization 51 0
Intangible Impairment (9,380) (3,000)
Loss on Sale of Mimi's Café 0 0
Operating Income (Loss) $15,300 $6,918
April 25, 2014
($ in thousands)
BER BEF
Non-GAAP Segments as Reported
Net Sales $956,579 $371,973
Cost of Sales 244,871 204,199
Operating Wages and Fringe Benefits 360,646 40,658
Other Operating Expenses 164,901 33,840
Selling, General and Administrative 79,804 64,783
Depreciation and Amortization 63,923 15,584
Intangible Impairment 0 0
Loss on Sale of Mimi's Café 0 0
Operating Income (Loss) $42,434 $12,909
Operating Income (Loss) as a % of Sales 4.4% 3.5%
Depreciation & Amortization 63,923 15,584
EBITDA $106,357 $28,493
EBITDA as a % of Sales 11.1% 7.7%